                                                                     EXHIBIT 4.6





                           DELL COMPUTER CORPORATION

                                 INCENTIVE PLAN





                                 June 22, 1994

                               TABLE OF CONTENTS

                                                                                                                     Page
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
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  SHARES OF STOCK SUBJECT TO THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.1     Maximum Amount of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.2     Reduction in Available Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.3     Restoration of Unused Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.4     Description of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.5     Registration and Listing of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.6     Reduction in Outstanding Shares of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.7     Limitation on Certain Stock Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.  ADMINISTRATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.1     Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.2     Duration, Removal, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.3     Meetings and Actions of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.4     Committee's Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 4.  ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.1     Eligible Individuals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2     Grant of Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3     Date of Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.4     Award Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.5     Limitation for Incentive Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.6     No Right to Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.7     Limitation on Individual Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.8     Family Trusts of Eligible Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 5.  AWARDS TO NON-EMPLOYEE DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     Ineligibility for Other Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.2     Automatic Grant of Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.3     Available Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.4     Terms and Conditions of Automatic Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.5     Non-Employee Director Retainer Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.6     Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.1     Number of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.3     Expiration of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.4     Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.5     Method of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.6     Incentive Option Exercises and Disqualifying Dispositions  . . . . . . . . . . . . . . . . . . . .  15
         6.7     Medium and Time of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.8     Payment with Sale Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.9     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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
         6.10    Reload Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.11    Limitation on Aggregate Value of Shares That May Become First Exercisable During
                 Any Calendar Year Under an Incentive Option  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.12    No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.13    Modification, Extension and Renewal of Options . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.14    Other Agreement Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 7.  STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.1     Form of Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.2     Rights Related to Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.3     Right Without Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.4     Limitations on Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.5     Payment of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.6     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.7     Other Agreement Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 8.  STOCK AWARDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.1     Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.2     Expiration of Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.3     Rights as Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.4     Bonus Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.5     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.6     Other Agreement Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 9.  PERFORMANCE UNITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.1     Multiple Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.2     Performance Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.3     Modification of Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.4     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.5     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.6     Other Agreement Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 10.  CHANGE-IN-CONTROL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.1    Changes in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.2    Restructure and No Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.3    Notice of Change in Control or Restructure . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11.  ADDITIONAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.1    Adjustment of Awards and Authorized Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.2    Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         11.3    Other Loss of Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.4    Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.5    Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.6    Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.7    Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.8    Transferability of Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.9    Forfeiture and Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





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
         11.10   Delivery of Certificates of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.11   Conditions to Delivery of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.12   Certain Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.13   Securities Act Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.14   Legend for Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11.15   Rights as a Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11.16   Furnish Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11.17   Obligation to Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11.18   Adjustments to Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11.19   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.20   Information Confidential . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.21   Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.22   Deferral of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.23   Restructure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 12.  DURATION AND AMENDMENT OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         12.1    Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         12.2    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 13.  GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         13.1    Application of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         13.2    Right of the Corporation and Subsidiaries to Terminate Employment  . . . . . . . . . . . . . . . . . .  35
         13.3    No Liability for Good Faith Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         13.4    Other Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         13.5    Exclusion From Pension and Profit-Sharing Compensation . . . . . . . . . . . . . . . . . . . . . . . .  35
         13.6    Execution of Receipts and Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.7    Unfunded Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.8    No Guarantee of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.9    Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.10   Corporation Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.11   Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.12   No Liability of Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.13   Corporation Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.15   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.16   Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.17   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.18   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.19   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.20   Word Usage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ANNEX A          NONSTATUTORY STOCK OPTION AGREEMENT
                 (ANNUAL) (INITIAL) AWARD FOR NON-EMPLOYEE DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . A-1

ANNEX B          NONSTATUTORY STOCK OPTION AGREEMENT
                 RETAINER AWARD FOR NON-EMPLOYEE DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1





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                           DELL COMPUTER CORPORATION

                                 INCENTIVE PLAN


                           SCOPE AND PURPOSE OF PLAN

         Dell Computer Corporation, a Delaware corporation (the "Corporation"), has adopted this Dell Computer Corporation Incentive Plan (the "Plan") to provide for the granting of:

         (a) Incentive Options (hereafter defined) to certain Key Employees (hereafter defined);

         (b) Nonstatutory Options (hereafter defined) to certain Key Employees, Non-employee Directors (hereafter defined), and other persons;

         (c) Performance Units (hereafter defined) to certain Key Employees and other persons;

         (d) Stock Awards (hereafter defined) to certain Key Employees and other persons; and

         (e) Stock Appreciation Rights (hereafter defined) to certain Key Employees and other persons.

         The purpose of the Plan is to provide an incentive for Key Employees, directors, and certain consultants and advisors of the Corporation or its Subsidiaries (hereafter defined) to remain in the service of the Corporation or its Subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Subsidiaries.

SECTION 1.  DEFINITIONS

         1.1 "Acquiring Person" means any Person other than Michael S. Dell, any trust created by Michael S. Dell for family or estate-planning purposes (or any trustee or other fiduciary of such a trust acting as such), the Corporation, any of the Corporation's Subsidiaries, any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

         1.2 "Award" means the grant of any form of Option, Performance Unit, Reload Option, Stock Appreciation Right or Stock Award under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

         1.3 "Award Agreement" means the written document or agreement evidencing the terms, conditions, and limitations of the Award granted by the Corporation to that Holder.

         1.4 "Board of Directors" means the board of directors of the Corporation.

         1.5 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         1.6 "Change in Control" means the event that is deemed to have occurred if:

                  (a) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent or more of the combined voting power of the then outstanding Voting Securities of the Corporation; or

                  (b) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

                  (c) a public announcement is made of a tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of the Corporation, and the Board of Directors approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; or

                  (d) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or partnership (or, if no such approval is required, the completion of such a merger or consolidation of the Corporation), other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately before the completion thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

                  (e) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets (or, if no such approval is required, the completion of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all the Corporation's assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

         1.7      "Code" means the Internal Revenue Code of 1986, as amended.

         1.8 "Committee" means the committee appointed pursuant to Section 3 by the Board of Directors to administer this Plan.


         1.9 "Corporation" means Dell Computer Corporation, a Delaware corporation.

         1.10     "Date of Grant" has the meaning given it in Paragraph 4.3.

         1.11     "Disability" has the meaning given it in Paragraph 11.6.

         1.12 "Disinterested Person" means a person who is both a "disinterested person" under Rule 16b-3 and an "outside director" as defined in section 162(m) (hereafter defined), unless the Board of Directors has determined that the Plan should not comply with Rule 16b-3 or section 162(m), or both.

         1.13 "Effective Date" means the date on which the Plan is approved by the stockholders of the Corporation.

         1.14 "Eligible Individuals" means (a) Key Employees, (b) Non-employee Directors only for purposes of Awards pursuant to Section 5, and
(c) any other Person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Corporation or any of its Subsidiaries (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Committee determines that the Person has a direct and significant effect on the financial development of the Corporation or any of its Subsidiaries. Notwithstanding the foregoing provisions of this Paragraph 1.14, to ensure that the requirements of the fourth sentence of Paragraph 3.1 are satisfied, the Board of Directors may from time to time specify individuals who shall not be eligible for the grant of Awards or options or stock appreciation rights or allocations of stock under any plan of the Corporation or its affiliates (as those terms are used in subsection (c)(2) of Rule 16b-3). Nevertheless, the Board of Directors may at any time determine that an individual who has been so excluded from eligibility shall become eligible for grants of Awards and grants of such other options or stock appreciation rights or allocations of stock under any plans of the Corporation or its affiliates so long as that eligibility will not impair the Plan's satisfaction of the conditions of Rule 16b-3, unless the Board of Directors has determined that the Plan should not comply with Rule 16b-3.

         1.15 "Employee" means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.

         1.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.17 "Executive Officer" means an Eligible Individual who, as of the earlier of the date an Award is vested, the date restrictions with respect to an Award lapse, or a payment is made pursuant to the terms of the Award Agreement, is one of the "covered employees" defined in regulations promulgated under section 162(m) or any successor provision of law.

         1.18     "Exercise Notice" has the meaning given it in Paragraph 6.5.

         1.19     "Exercise Price" has the meaning given it in Paragraph 6.4.

         1.20     "Fair Market Value" means, for a particular day:

                  (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the average of the high and low reported sales prices, regular way, on the composite tape of that exchange on the date in question or, if such day is not a Business Day or no such sales are reported that day, on the last Business Day for which such sales are reported before the date in question, in any case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

                  (b) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph 1.20(a) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System (or such other system then in use) at the date of determining the Fair Market Value, then the average of the high and low reported sales prices on the date in question or, if such day is not a Business Day or no such sales are reported that day, on the last Business Day for which such sales are reported before the date in question; or

                  (c) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph 1.20(a) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph 1.20(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the date in question or, if such day is not a Business Day or no such prices are reported that day, on the last Business Day for which such prices are reported before the date in question; or

                  (d) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph 1.20(a) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph 1.20(b) or subparagraph 1.20(c) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

                  (e) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph 1.20(a) or sales prices or bid and asked prices therefor are reported by the NASDAQ National Market System or by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph 1.20(b) or subparagraph 1.20(c) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs 1.20(a), (b), or (c).

For purposes of valuing Incentive Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse. For purposes of the redemption provided for in clause 10.2(d)(v) and Paragraph 11.23, Fair Market Value shall have the meaning and shall be determined as provided above; provided, however, that the Committee, with respect to any such redemption, shall have the right to determine that the Fair Market Value for purposes of the redemption should be an amount measured by the value of the shares of stock, other securities, cash or property otherwise being received by holders of shares of Stock in connection with the Restructure, and upon that determination the Committee shall have the power and authority to determine Fair Market

Value for purposes of the redemption based upon the value of such shares of stock, other securities, cash or property. Any such determination by the Committee shall be conclusive for all purposes.

         1.21 "Holder" means an Eligible Individual to whom an Award has been granted.

         1.22 "Incentive Option" means an incentive stock option as defined under Section 422 of the Code and regulations thereunder.

         1.23 "Incumbent Board" means the individuals who, as of the Effective Date, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board.

         1.24 "Key Employee" means any Employee whom the Committee identifies as having a direct and significant effect on the performance of the Corporation or any of its Subsidiaries.

         1.25 "Non-employee Director" means a director of the Corporation who while a director is not (and who in the year before becoming a director has not been) an Employee.

         1.26 "Nonstatutory Option" means a stock option that does not satisfy the requirements of Section 422 of the Code or that is designated at the Date of Grant or in the applicable Option Agreement to be an option other than an Incentive Option.

         1.27 "Non-Surviving Event" means an event of Restructure as described in either subparagraph (b) or (c) of Paragraph 1.37

         1.28 "Normal Retirement" means the separation of the Holder from employment with the Corporation and its Subsidiaries on account of retirement at any time on or after the date on which the Holder reaches age sixty-five if the Holder is employed in the United States of America or such other age as provided for by the Committee as the normal retirement age in the country where the Holder is employed.

         1.29 "Option Agreement" means an Award Agreement for an Incentive Option or a Nonstatutory Option.

         1.30 "Option" means either an Incentive Option or a Nonstatutory Option, or both.

         1.31 "Performance Period" means a period of not fewer than six months over which performance is measured for the purpose of determining the payment value of Performance Units. A Performance Period shall not exceed ten years.

         1.32 "Performance Unit" means a unit representing a contingent right to receive a specified amount of cash or shares of Stock at the end of a Performance Period.

         1.33 "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

         1.34 "Plan" means this Dell Computer Corporation Incentive Plan, as it may be amended from time to time.

         1.35     "Reload Option" has the meaning given it in Paragraph 6.10.

         1.36 "Restricted Stock Award" means the grant or purchase, on the terms and conditions that the Committee determines or on the terms and conditions of Section 8, of Stock that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.

         1.37 "Restructure" means the occurrence of any one or more of the following:

                  (a) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

                  (b) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or

                  (c) The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

         1.38 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 shall refer to the corresponding paragraphs or clauses or Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 as it may thereafter be amended.

         1.39     "SAR Exercise Price" has the meaning given it in Paragraph
1.43.

         1.40 "section 162(m)" means section 162(m) of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

         1.41     "Securities Act" means the Securities Act of 1933, as amended.

         1.42 "Stock" means the Corporation's authorized common stock, par value $.01 per share, as described in the Corporation's Certificate of Incorporation, or any other securities that are substituted for the Stock as provided in Paragraph 11.1.

         1.43 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over, as appropriate, the Exercise Price of a related Option or over a price specified in the related Award Agreement (the "SAR Exercise Price") that is not less than fifty percent of the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

         1.44 "Stock Award" means the grant or purchase, on the terms and conditions that the Committee determines or on the terms and conditions of
Section 8, of a Restricted Stock Award or a Stock Bonus Award.

         1.45 "Stock Bonus Award" means the grant or purchase, on the terms and conditions that the Committee determines or on the terms and conditions of Paragraph 8.4, of Stock that is not subject to a substantial risk of forfeiture if conditions imposed by the Committee are not satisfied.

         1.46 "Stockholder Approved Standard" means initially (a) total stockholder return (Stock price appreciation plus dividends), (b) net income,
(c) earnings per share, (d) return on sales, (e) return on equity, (f) return on assets, (g) increase in the market price of Stock or other securities, (h) the performance of the Corporation in any of the items mentioned in clause (a) through (g) in comparison to the average performance of the companies included in the S&P Computer Systems Index or successor index, or (i) the performance of the Corporation in any of the items mentioned in clause (a) through (g) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the Performance Period; and any other performance objective approved by the stockholders of the Corporation in accordance with section 162(m).

         1.47 "Subsidiary" means, with respect to any Person, any corporation, limited partnership or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

         1.48     "Total Shares" has the meaning given it in Paragraph 10.1.

         1.49 "Voting Securities" means any securities that are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

SECTION 2.  SHARES OF STOCK SUBJECT TO THE PLAN

         2.1 Maximum Amount of Shares. Subject to the provisions of Paragraph 2.6 and Paragraph 11.1 of the Plan, the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall be 4,500,255 shares of Stock.

         2.2 Reduction in Available Shares. In computing the total number of shares available at a particular time for Awards under the Plan, there shall be counted against the limitations stated in Paragraph 2.1 the number of shares of Stock subject to issuance upon exercise or settlement of outstanding Awards, the number of shares of Stock that equal the value of outstanding Performance Units determined in each case as of the Date of Grant of each Award (other than Awards designated to be paid only in cash), and the number of shares of Stock that have been issued upon exercise or settlement of outstanding Awards (except as otherwise provided in Paragraph 2.3).

         2.3 Restoration of Unused Shares. If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock, or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of available shares provided for in Paragraph 2.2 and shall again be available for issue, transfer, or exercise pursuant to Awards under the Plan to the extent of such forfeiture, termination, expiration, or other cessation of their subjection to an Award.

         2.4 Description of Shares. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock,
(b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time at its sole option.

         2.5 Registration and Listing of Shares. From time to time, the Board of Directors and appropriate officers of the Corporation shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance pursuant to Awards.

         2.6      Reduction in Outstanding Shares of Stock.  Nothing in this
Section 2 shall impair the right of the Corporation to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested or (b) impair the status of any shares of Stock previously issued pursuant to an Award or thereafter issued pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

         2.7 Limitation on Certain Stock Awards. No more than twenty-five percent of the aggregate shares of Stock which may be issued under the Plan may be issued pursuant to Stock Awards; provided, however, that the limitation expressed in this Section 2.7 shall not apply with respect to shares of Stock issued in connection with the exercise or settlement of an Option, Stock Appreciation Right, or Performance Unit, whether or not such shares of Stock are subject to a substantial risk of forfeiture when issued.

SECTION 3.  ADMINISTRATION OF THE PLAN

         3.1 Committee. The Committee shall administer the Plan with respect to all Eligible Individuals who are subject to Section 16(b) of the Exchange Act, but shall not have the power to appoint members of the Committee or to terminate, modify, or amend the Plan. The Board of Directors may administer the Plan with respect to all other Eligible Individuals or may delegate all or part of that duty to the Committee or to any other person or persons. Except for references in Paragraphs 3.1, 3.2, and 3.3 and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors or its delegee as administrator of the Plan for Eligible Individuals who are not subject to Section 16(b) of the Exchange Act. Unless the Board of Directors determines not to have Awards under the Plan comply with the requirements of Rule 16b-3 and section 162(m), the Committee shall be constituted so that, as long as Stock is registered under Section 12 of the Exchange Act, then (a) each member of the Committee shall be a Disinterested Person who is a member of the Board of Directors and so that the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available, and (b) no discretion regarding Awards to Eligible Individuals who are subject to Section 16(b) of the Exchange Act shall be afforded to a person who is not a Disinterested Person. The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall be no fewer than two persons. Persons elected to serve on the Committee as Disinterested Persons shall not be eligible to receive Awards or equity securities under any plan of the Corporation or its affiliates (as those terms are used in Rule 16b-3) while they are serving as members of the Committee and shall not have been granted or awarded equity securities under the Plan or any other plan of the Corporation or any of its affiliates within one year before their appointment to the Committee becomes effective, in each case except for Awards or equity securities pursuant to paragraphs
(c)(2)(i)(A), (B), (C) or (D) of Rule 16b-3.

         3.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by at least three day's written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two or any other number that Rule 16b-3 may require from time to time (unless the Board of Directors expressly determines not to have Awards under the Plan comply with Rule 16b-3).

         3.3 Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until the director ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation, the by-laws of the Corporation, and Rule 16b-3 so long as it is applicable, as the Committee may deem advisable.

         3.4 Committee's Powers. Subject to the express provisions of the Plan and Rule 16b-3 so long as it is applicable, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of shares of Stock that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and
(iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to accelerate, pursuant to
Section 6, the time of exercisability of any Option that has been granted; (f) to construe the respective Award Agreements and the Plan; (g) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) to amend any Award Agreement or waive any provision, condition or limitation thereof; (i) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee of Disinterested Persons may not delegate its duties with respect to making Awards to Eligible Individuals who are subject to Section 16(b) of the Exchange Act (unless the Board of Directors expressly determines not to have Awards under the Plan comply with Rule 16b-3); and (j) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 so long as it is applicable, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Paragraph 3.4 shall be final and conclusive.

SECTION 4.  ELIGIBILITY AND PARTICIPATION

         4.1 Eligible Individuals. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof.

         4.2 Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Subsidiaries and such other considerations as the Committee may from time to time specify. The Committee shall also determine the number (or the manner of determining the number) of shares or cash amounts subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations.

         4.3 Date of Grant. The date on which the Award covered by an Award Agreement is granted (the "Date of Grant") shall be the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date the Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock and the amount (or method of determining the amount) of cash to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed until a later time. In no event shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution or delivery of the Award Agreement by the Corporation and the Holder. The Committee may invalidate an Award at any time before the Award Agreement is signed by the Holder (if signature is required) or is delivered to the Holder (if signature is not required), and such Award shall be treated as never having been granted.

         4.4 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement that is executed by the Corporation and the Eligible Individual to whom the Award is granted and incorporating those terms that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently. If an Eligible Individual is granted both one or more Incentive Options and one or more Nonstatutory Options, those grants shall be evidenced by separate Award Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

         4.5 Limitation for Incentive Options. Notwithstanding any provision contained herein to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless the person is an Employee of the Corporation or a corporate Subsidiary (but not a partnership or other non-corporate Subsidiary), and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Option is granted, that person owns (within the meaning of Sections 422 and 425 of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary. Nevertheless, this subparagraph 4.5(b) shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent of Fair Market Value and the Incentive Option is not, by its terms, exercisable after the expiration of five years from the Date of Grant.

         4.6 No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award except pursuant to
Section 5.

         4.7 Limitation on Individual Awards. No Eligible Individual shall, in one calendar year, receive Awards to which more than 200,000 shares of Stock are subject.

         4.8 Family Trusts of Eligible Persons. Notwithstanding any other limitation on the transferability of Awards, the Committee may (in its sole discretion) permit a Holder to transfer an Award, or may cause the Corporation to grant an Award that otherwise would be granted to an Eligible Individual, to a trust established for the benefit of one or more of the children, grandchildren or spouse of the Holder or Eligible Individual or pursuant to a qualified domestic relations order. Any Holder or Eligible Individual desiring such transfers or issuances shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance will all applicable securities laws. The Committee shall not give permission for such an issuance or transfer if it would give rise to short-swing liability under Section 16(b) of the Exchange Act or if it may not be made in compliance with all applicable federal, state and foreign securities laws. The granting of permission for such an issuance or transfer shall not obligate the Corporation to register the shares of Stock to be issued under the applicable Award.

SECTION 5.  AWARDS TO NON-EMPLOYEE DIRECTORS

         5.1 Ineligibility for Other Awards. Non-employee Directors shall not be eligible to receive any Awards under the Plan other than the automatic and retainer Awards specified in this Section 5.

         5.2 Automatic Grant of Awards. Awards of Nonstatutory Options shall be made automatically to Non-employee Directors as follows:

                  (a) Beginning in 1994, each Non-employee Director who is a director of the Corporation as of both the day immediately preceding the annual meeting of the Corporation's stockholders and the day immediately following the annual meeting shall automatically be granted a Nonstatutory Option for the purchase of 6,000 shares of Stock effective on the date of the first meeting of the Board of Directors following the annual meeting, whether or not that director is in attendance at that meeting.

                  (b) Each non-Employee individual who becomes a Non-employee Director on or following the Effective Date shall, on the day after the first meeting of the Board of Directors that the Non-employee Director attends in person or by telephone as a Non-employee Director, automatically be granted a Nonstatutory Option for the purchase of 15,000 shares of Stock.

         5.3      Available Stock.  The automatic Awards specified in Paragraph
5.2 shall be made in the amounts specified in Paragraph 5.2 only if the number of shares of Stock available to be issued, transferred or exercised pursuant to Awards under the Plan (as calculated in Section 2) is sufficient to make all automatic grants required to be made by Paragraph 5.2 on the Date of Grant of those automatic Awards. If a lesser number of shares of Stock are available to be issued or transferred pursuant to Awards under the Plan on the Date of Grant of the automatic Awards described Paragraph 5.2, but their number is insufficient to permit the grant of the entire number of shares specified in the automatic Awards, then the number of available shares shall be apportioned equally among the automatic Awards made on that date, and the number of shares apportioned to each automatic Award shall be the amount of shares automatically subject to that automatic Award.

         5.4 Terms and Conditions of Automatic Award. Award Agreements for Nonstatutory Option Awards to Non-employee Directors shall be in the form attached as Annex A and, except as expressly provided in those Award Agreements, the automatic Awards to Non-employee Directors shall not be subject to the provisions of Section 10 or 11. In addition, the following terms and conditions shall apply to automatic Awards pursuant to Paragraph 5.2:

                  (a) With respect to Nonstatutory Option Awards granted pursuant to Paragraph 5.2(a): (i) the exercise price for each share of Stock subject to the Option shall be the Fair Market Value of a share of Stock on the Date of Grant of such Option; (ii) the Option shall become vested and exercisable with respect to 1,200 shares of Stock (or, if less, one- fifth of the number determined pursuant to Paragraph 5.3) on each of the first five anniversaries of that Date of Grant so long as the Non-employee Director remains a director of the Corporation after the Date of Grant through those dates; and (iii) the Option shall terminate on the earliest of (A) 11:59 p.m., central time, on the date ten years from the Date of Grant, (B) immediately when the Holder ceases to be a director, if the Board demands or requests the Holder's resignation from the Board, (C) 11:59 p.m., central time, on the date 90 days after the Holder ceases to be a director for any reason other than the reasons specified in the preceding clause (B) or the following clause (D), or (D) 11:59 p.m., central time, on the date one year after the Holder ceases to be a director because of death or permanent disability.

                  (b) With respect to Nonstatutory Option Awards granted pursuant to Paragraph 5.2(b): (i) the exercise price for each share of Stock subject to the Option shall be the Fair Market value of a share of Stock on the Date of Grant of such Option; (ii) the Option shall become vested and exercisable with respect to 3,000 shares of Stock (or, if less, one- fifth of the number determined pursuant to Paragraph 5.3) on each of the first five anniversaries of that Date of Grant so long as the Non-employee Director remains a director of the Corporation after the Date of Grant through those dates; and (iii) the Option shall terminate on the earliest of (A) 11:59 p.m., central time, on the date ten years from the Date of Grant, (B) immediately when the Holder ceases to be a director, if the Board demands or requests the Holder's resignation from the Board, (C) 11:59 p.m., central time, on the date 90 days after the Holder ceases to be a director for any reason other than the reasons specified in the preceding clause (B) or the following clause (D), or (D) 11:59 p.m., central time, on the date one year after the Holder ceases to be a director because of death or permanent disability.

         5.5 Non-Employee Director Retainer Awards. A Non-employee Director may elect to receive Nonstatutory Options in lieu of all or a portion of the director's annual cash retainer fee for services as a Non-employee Director of the Corporation.

                  (a) Method of Election. Except as otherwise specified by the Committee, the election shall be made in accordance with the following provisions. The election may be made only by written notice delivered to the Committee at least six months and one day before the date the cash payment would otherwise be made, but in no event later than the day before the annual meeting of stockholders of the Corporation. The election shall be irrevocable except for payments otherwise payable at least six months and one day after the date of a written notice of revocation.

                  (b) Terms of Nonstatutory Options. Award Agreements for Nonstatutory Option Awards to Non-employee Directors shall be in the form attached as Annex B and, except as expressly provided in those Award Agreements, the automatic Awards to Non-employee Directors shall not be subject to the provisions of Section 10 or 11. In addition, the following terms and conditions shall apply to Awards pursuant to this Paragraph 5.5. The Date of Grant of a Nonstatutory Option granted pursuant to this Paragraph 5.5 shall be the date on which the portion of the annual cash retainer fee that the Non-employee Director has elected not to receive would otherwise have been paid. The number of shares subject to that Nonstatutory Option shall be determined by dividing the foregone amount of the annual cash retainer fee otherwise due and payable on the Date of Grant by the value of an option for one share of Common Stock on the Date of Grant having the terms set forth herein, which value shall be calculated pursuant to the Black-Scholes Model based on the applicable assumptions used in calculating option values in the most recent annual meeting proxy statement of the Corporation. The exercise price with respect to a share of Stock subject to that Nonstatutory Option shall be the Fair Market Value of a share of Stock on the Nonstatutory Option's Date of Grant. The right to exercise the Nonstatutory Option shall vest with respect to 20 percent of the shares subject to the Nonstatutory Option on each of the first five anniversaries of the Date of Grant, and any unexercised portion of the Nonstatutory Option shall terminate at 11:59 p.m., central time, on the tenth anniversary of the Date of Grant.

         5.6 Tax Withholding. The Corporation shall have the right to require a Non-employee Director to pay to the Corporation the amount necessary to satisfy the Corporation's current or future obligation to withhold federal, state or local income or other taxes that the Non-employee Director incurs by granting, vesting or exercising of an Option. Tax withholding obligations in respect of Options to Non-employee Directors may not be satisfied by the Corporation's withholding of Stock subject to the Option or by the Non-employee Director's transfer of Stock to the Corporation.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS

         All Options granted under the Plan (other than Options granted to Non-employee directors pursuant to Section 5) shall comply with, and the related Option Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 6 (to the extent each term or condition applies to the form of Option) and also to the terms and conditions set forth in Section 11; provided, however, that the Committee may authorize an Option Agreement that expressly contains terms and provisions that differ from any of the terms and provisions of Section 11. The Committee may also authorize an Option Agreement that contains any or all of the terms and provisions of Section 10 or similar terms and provisions; nevertheless, no term or provision of Section 10 (or any similar term or provision) shall apply to an Option Agreement unless the Option Agreement expressly states that such term or provision applies.

         6.1 Number of Shares. Each Option Agreement shall state the total number of shares of Stock to which it relates.

         6.2 Vesting. Each Option Agreement shall state the time, periods or other conditions on which the right to exercise the Option or a portion thereof shall vest and the number (or method of determining the number) of shares of Stock for which the right to exercise the Option shall vest at each such time, period or satisfaction of a condition.

         6.3 Expiration of Options. Nonstatutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Option Agreement; provided that no Option shall be exercised after the expiration of a period of ten years commencing on the Date of Grant of the Incentive Option.

         6.4 Exercise Price. Each Option Agreement shall state the exercise price per share of Stock (the "Exercise Price"). The exercise price per share of Stock subject to an Incentive Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option. The exercise price per share of Stock subject to a Nonstatutory Option shall not be less than the greater of (a) the par value per share of the Stock or (b) fifty percent of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

         6.5 Method of Exercise. The Option shall be exercisable only by written or recorded electronic notice of exercise in the manner specified by the Committee from time to time (the "Exercise Notice") delivered to the Corporation or its designated agent during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by the Holder of the Option or by the person authorized to exercise the Option pursuant to Paragraph
11.4 if the Holder is dead or pursuant to Paragraph 11.6 if the Holder is disabled, (c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised, unless provision for the payment of such Exercise Price has been made pursuant to Paragraph 6.7 (if payment is to made with Stock) or Paragraph 6.8, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained in the Option Agreement. The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Paragraph 6.5 have been satisfied.

         6.6 Incentive Option Exercises and Disqualifying Dispositions. During the Holder's lifetime, only the Holder may exercise an Incentive Option. The Holder of an Incentive Option shall immediately notify the Corporation in writing of any disposition of the Stock acquired pursuant to the Incentive Option that would disqualify the Incentive Option from the incentive option tax treatment afforded by Section 422 of the Code. The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received upon that disposition.

         6.7 Medium and Time of Payment. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means (such as that specified in Paragraph 6.8) acceptable to the Committee, (b) on the Committee's prior consent, with shares of Stock owned by the Holder (including shares to be received upon that exercise of the Option or restricted shares already held by the Holder) and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b). If the Committee elects to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice. If the Committee elects to accept shares of restricted Stock in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

         6.8 Payment with Sale Proceeds. In addition, at the request of the Holder and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder, shall pay to the Corporation the Exercise Price of the Option being exercised (either as a loan to the Holder or from the proceeds of the sale of Stock issued pursuant to that exercise of the Option), and the Corporation shall promptly cause the exercised shares to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.

         6.9 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Option, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising an Option. Upon the exercise of an Option requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny any Holder's request to satisfy withholding obligations through Stock instead of cash or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

         6.10 Reload Provisions. Options may contain a provision pursuant to which a Holder who pays all or a portion of the Exercise Price of an Option or the tax required to be withheld pursuant to the exercise of an Option by surrendering shares of Stock shall automatically be granted an Option for the purchase of the number of shares of Stock equal to the number of shares surrendered (a "Reload Option"). The Date of Grant of the Reload Option shall be the date on which the Holder surrenders the shares of Stock in respect of which the Reload Option is granted. The Reload Option shall have an Exercise Price equal to the Fair Market Value of a share of Stock on the Date of Grant of the Reload Option and shall have a term that is no longer than the original term of the underlying Option.

         6.11 Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. Except as is otherwise provided in subparagraph 10.1(b), with respect to any Incentive Option granted under this Plan, the aggregate Fair Market Value of shares of Stock subject to an Incentive Option and the aggregate Fair Market Value of shares of Stock or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation) that first become purchasable by a Holder in any calendar year may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under
Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted. For purposes of this Paragraph 6.11 "predecessor corporation" means (a) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had been effected) with the Corporation, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (c) a predecessor corporation of any such corporations. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

         6.12 No Fractional Shares. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option. In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

         6.13 Modification, Extension and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan, Rule 16b-3 if it is applicable, and any consent required by the last two sentences of this Paragraph 6.13, the Committee may (a) modify, extend or renew outstanding Options granted under the Plan, (b) accept the surrender of Options outstanding hereunder (to the extent not previously exercised) and authorize the granting of new Options in substitution for outstanding Options (to the extent not previously exercised), and (c) amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Nonstatutory Option. Nevertheless, without the consent of the Holder, the Committee may not modify any outstanding Options so as to specify a higher or lower Exercise Price or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a higher or lower Exercise Price. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, materially alter or impair any rights of the Holder or materially increase the obligations of a Holder under any Option theretofore granted hereunder to such Holder under the Plan except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code or as permitted in clause
(c) of this Paragraph 6.13.

         6.14 Other Agreement Provisions. The Option Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee may deem advisable. Each Option Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonstatutory Option, as the case may be, and no Option Agreement shall cover both an Incentive Option and a Nonstatutory Option. Each Award Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Award Agreement relates to constitute an incentive stock option, as defined in
Section 422 of the Code.

SECTION 7.  STOCK APPRECIATION RIGHTS

         All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 7 (to the extent each term or condition applies to the form of Stock Appreciation Right) and also the terms and conditions set forth in Section 11; provided, however, that the Committee may authorize an Award Agreement related to a Stock Appreciation Right that expressly contains terms and provisions that differ from the terms and provisions set forth in Section 11. The Committee may also authorize an Award Agreement related to a Stock Appreciation Right that contains any or all of the terms and provisions of Section 10 or similar terms and provisions; nevertheless, no term or provision of Section 10 (or any similar term or provision) shall apply to an Award Agreement related to a Stock Appreciation Right unless the Award Agreement expressly states that such term or provision applies.

         7.1 Form of Right. A Stock Appreciation Right may be granted to an Eligible Individual (a) in connection with an Option, either at the time of grant or at any time during the term of the Option, or (b) without relation to an Option.

         7.2 Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle the Holder, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to subparagraph 7.2(b). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

                  (a) Exercise and Transfer. Subject to Paragraph 11.12, a Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercised and shall not be transferable except to the extent that the related Option is transferable. To the extent that an Option has been exercised the Stock Appreciation Rights granted in connection with such Option shall terminate.

                  (b) Value of Right. Upon the exercise of a Stock Appreciation Right related to an Option, the Holder shall be entitled to receive payment from the Corporation of an amount determined by multiplying:

                          (i) The difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

                          (ii) The number of shares as to which that Stock Appreciation Right has been exercised.

         7.3 Right Without Option. A Stock Appreciation Right granted without relationship to an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the Stock Appreciation Right, which Award Agreement shall comply with the following provisions:

                  (a) Number of Shares. Each Award Agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

                  (b) Vesting. Each Award Agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

                  (c) Expiration of Rights. Each Award Agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

                  (d) Value of Right. A Stock Appreciation Right granted without relationship to an Option shall entitle the Holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

                          (i) The difference obtained by subtracting the SAR Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

                          (ii) The number of rights as to which the Stock Appreciation Right has been exercised.

         7.4 Limitations on Rights. Notwithstanding subparagraph 7.2(b) and subparagraph 7.3(d), the Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the Date of Grant and be noted on the instrument evidencing the Holder's Stock Appreciation Right.

         7.5 Payment of Rights. Payment of the amount determined under subparagraph 7.2(b) or subparagraph 7.3(d) and Paragraph 7.4 may be made solely in whole shares of Stock valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or, in the sole discretion of the Committee, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

         7.6 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of a Stock Appreciation Right, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising a Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, in its sole discretion, deny any Holder's request to satisfy withholding obligations through Stock instead of cash or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

         7.7 Other Agreement Provisions. The Award Agreements authorized relating to Stock Appreciation Rights shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Stock Appreciation Right and the retention or transfer of shares thereby acquired) as the Committee may deem advisable.

SECTION 8.  STOCK AWARDS

         All Stock Awards granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 8 (to the extent each term or condition applies to the form of Stock Award) and also to the terms and conditions set forth in Section 11; provided, however, that the Committee may authorize an Award Agreement related to a Stock Award that expressly contains terms and provisions that differ from the terms and provisions set forth in
Section 11. The Committee may also authorize an Award Agreement related to a Stock Award that contains any or all of the terms and provisions of Section 10 or similar terms and provisions; nevertheless, no term or provision of Section 10 (or any similar term or provision) shall apply to an Award Agreement related to a Stock Award unless the Award Agreement expressly states that such term or provision applies.

         8.1 Restrictions. All shares of Restricted Stock Awards granted or sold pursuant to the Plan shall be subject to the following conditions:

                  (a) Transferability. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

                  (b) Conditions to Removal of Restrictions. Conditions to removal or expiration of the restrictions may include, but are not required to be limited to, continuing employment or service as a director, officer, consultant, or advisor or achievement of performance objectives described in the Award Agreement.

                  (c) Legend. Each certificate representing Restricted Stock Awards granted pursuant to the Plan shall bear a legend making appropriate reference to the restrictions imposed.

                  (d) Possession. At its sole discretion, the Committee may (i) authorize issuance of a certificate for shares in the Holder's name only upon lapse of the applicable restrictions, (ii) require the Corporation to retain physical custody of certificates representing Restricted Stock Awards during the restriction period and may require the Holder of the Award to execute stock powers in blank for those certificates and deliver those stock powers to the Corporation, or
         (iii) may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock Awards granted or sold pursuant to the Plan shall remain in the physical custody of an escrow holder until all restrictions are removed or expire. The Corporation may issue shares subject to stop-transfer restrictions or may issue such shares subject only to the restrictive legend described in subparagraph 8.1(c).

                  (e) Other Conditions. The Committee may impose other conditions on any shares granted or sold as Restricted Stock Awards pursuant to the Plan as it may deem advisable, including, without limitation, (i) restrictions under the Securities Act or Exchange Act,
         (ii) the requirements of any securities exchange upon which the shares or shares of the same class are then listed, and (iii) any state securities law applicable to the shares.

         8.2 Expiration of Restrictions. The restrictions imposed pursuant to Paragraph 8.1 on Restricted Stock Awards shall lapse as determined by the Committee and set forth in the applicable Award Agreement, and the Corporation shall promptly deliver to the Holder of the Restricted Stock Award a certificate representing the number of shares for which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions. Each Restricted Stock Award may have a different restriction period, in the discretion of the Committee. The Committee may, in its discretion, prospectively reduce the restriction period applicable to a particular Restricted Stock Award. The foregoing notwithstanding, no restriction shall remain in effect for more than ten years after the date of the Awards.

         8.3 Rights as Stockholder. Subject to the provisions of Paragraphs 8.1 and 11.12, the Committee may, in its discretion, determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

         8.4 Bonus Stock. The Committee, in its sole discretion, may award an Eligible Individual shares of stock. Unless the Committee specifically provides otherwise, shares of Stock awarded pursuant to this Paragraph 8.4 shall not be subject to vesting or other restrictions hereunder.

         8.5 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation) the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by reason of the Stock Award. The Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the

Committee prescribes. The Committee may, in its sole discretion, deny any Holder's request to satisfy withholding obligations through Stock instead of cash or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

         8.6 Other Agreement Provisions. The Award Agreements relating to Stock Awards shall contain such provisions in addition to those required by the Plan as the Committee may deem advisable.

SECTION 9.  PERFORMANCE UNITS

         All Performance Units granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 9 (to the extent each term or condition applies to the form of Performance Unit) and also to the terms and conditions set forth in Section 11; provided, however, that the Committee may authorize an Award Agreement related to a Performance Unit that expressly contains terms and provisions that differ from the terms and provisions set forth in Section 11. The Committee may also authorize an Award Agreement related to a Performance Unit that contains any or all of the terms and provisions of Section 10 or similar terms and provisions; nevertheless, no term or provision of Section 10 (or any similar term or provision) shall apply to an Award Agreement related to a Stock Award unless the Award Agreement expressly states that such term or provision applies.

         9.1 Multiple Grants. The Committee may make grants of Performance Units in such a manner that more than one Performance Period is in progress simultaneously. At or before the beginning of each Performance Period, the Committee will establish the contingent value of each Performance Unit for that Performance Period, which may vary depending on the degree to which performance objectives established by the Committee are met.

         9.2 Performance Standards. At or before the beginning of each Performance Period, the Committee will (i) establish the beginning and ending dates of the Performance Period, (ii) establish for that Performance Period such specific performance objectives as the Committee (in its sole discretion) believes are relevant to the Corporation's overall business objectives, (iii) determine the minimum and maximum value of a Performance Unit and the value of a Performance Unit based on the degree to which performance objectives are achieved, exceeded or not achieved, (iv) determine a minimum performance level below which Performance Units will be assigned a value of zero, and a maximum performance level above which the value of Performance Units will not increase, and (v) notify each Holder of a Performance Unit for that Performance Period in writing of the established performance objectives and minimum, target, and maximum Performance Unit value for that Performance Period.

         9.3 Modification of Standards. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to Corporation objectives because of a change in the Corporation's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance measures and objectives as it considers appropriate and equitable.

         9.4 Payment. The basis for payment of Performance Units for a given Performance Period will be the achievement of those financial performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved or exceeded for a Performance Period, no payment will be made and all contingent rights will cease. If minimum performance is achieved or exceeded, the value of a Performance Unit will be based on the degree to which actual performance exceeded the pre-established minimum performance standards. The amount of payment will be determined by multiplying the number of Performance Units granted at the beginning of the Performance Period by the final Performance Unit value. Payments will be made in cash or Stock as soon as administratively possible following the close of the applicable Performance Period.

         9.5 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the payment of cash or stock in connection with a Performance Unit, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs with respect to such payment.
Upon receiving notice that the Holder is required to satisfy tax withholding, a Holder may (a) if the payment is to be made in Stock, direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise or settlement; (c) if the payment is to be made in cash, direct the Corporation to withhold from such payment the amount of cash required to satisfy the Corporation's obligation to withhold taxes; or (d) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny any Holder's request to satisfy withholding obligations through Stock instead of cash or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

         9.6 Other Agreement Provisions. The Award Agreements, if any, authorized relating to Performance Units shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the transfer of shares thereby acquired) as the Committee may deem advisable.

SECTION 10.  CHANGE-IN-CONTROL PROVISIONS

The Committee may authorize an Award that contains any or all of the terms and provisions of this Section 10 or similar terms and provisions; nevertheless, no term or provision of this Section 10 (or any similar term or provision) shall apply to an Award unless the related Award Agreement expressly states that such term or provision applies.

         10.1 Changes in Control. Upon the occurrence of a Change in Control, (a) each Holder of an Option shall immediately be granted corresponding Stock Appreciation Rights; (b) all outstanding Stock Appreciation Rights and Options shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Award or Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares"); (c) the restriction period of any Restricted Stock Award shall immediately be accelerated and the restrictions shall expire; and (d) the maximum value of any Performance Unit which has been outstanding for at least six months as of the effective date of the Change in Control will be deemed to be earned for all Performance Periods ending on or before such date, and a pro rata cash or Stock distribution shall be made promptly following such date. If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the completion of the Restructure). Nothing in this Paragraph 10.1 shall impose on a Holder the obligation to exercise any Award immediately before or upon the Change of Control, nor shall the Holder forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control or because the Holder's employment is terminated for any reason following a Change in Control.

         10.2 Restructure and No Change in Control. In the event a Restructure should occur at any time while there is any outstanding Award hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then:

                  (a) no Holder of an Option shall automatically be granted corresponding Stock Appreciation Rights;

                  (b) neither any outstanding Stock Appreciation Rights nor any outstanding Options shall immediately become fully vested and exercisable in full merely because of the occurrence of the Restructure;

                  (c) the restriction period of any Restricted Stock Award shall not immediately be accelerated and the restrictions expire merely because of the occurrence of the Restructure; and

                  (d) at the option of the Committee, the Corporation may (but shall not be required to) take any one or more of the following actions:

                          (i) grant each Holder of an Option corresponding Stock Appreciation Rights;

                          (ii) accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding Stock Appreciation Rights and Options so as to provide that those Stock Appreciation Rights and Options shall be exercisable before, upon, or after the completion of the Restructure;

                          (iii)    accelerate in whole or in part the
                  expiration of some or all of the restrictions on any Restricted Stock Award so that the Stock subject to that Awards shall be owned by the Holder without restriction or risk of forfeiture;

                          (iv) if the Restructure is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable; or

                          (v) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in the Section governing the particular form of Award, in an amount equal to:

                                   (A)     for Options and Stock Appreciation
                          Rights granted in connection with Options, the excess of (1) the Fair Market Value, determined as of a date immediately preceding the completion of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (2) the Exercise Price for that number of shares of Stock;

                                   (B)     for Stock Appreciation Rights not
                          granted in connection with an Option, the excess of
                          (1) the Fair Market Value, determined as of a date immediately preceding the completion of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (2) the SAR Exercise Price of the number of shares of Stock;

                                   (C)     for Restricted Stock Awards, the
                          Fair Market Value, determined as of a date immediately preceding the completion of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed; and

                                   (D)     for Performance Units, the amount
                          per Performance Unit as the Committee in its sole discretion may determine (which may be zero dollars).

The Corporation shall promptly notify each Holder of any election or action taken by the Corporation under this Paragraph 10.2. In the event of any election or action taken by the Corporation pursuant to this Paragraph 10.2 that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee. The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Corporation and the Committee under this Paragraph 10.2, including, without limitation, any redemption of an Award as of the completion of a Restructure. Any cash payment to be made by the Corporation pursuant to this Paragraph 10.2 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the completion of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the completion. If all or any portion of an outstanding Award is to be exercised or accelerated to upon or after the completion of a Restructure that is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of the Award shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the completion of the Restructure).

         10.3 Notice of Change in Control or Restructure. The Corporation shall attempt to keep all Holders of Awards subject to Paragraph 10.1 or Paragraph 10.2 informed with respect to any Change in Control or Restructure or of any potential Change in Control or Restructure to the same extent that the Corporation's stockholders are informed by the Corporation of any such event or potential event.

SECTION 11.  ADDITIONAL PROVISIONS

The terms and provisions of this Section 11 shall apply to each Award (unless, by its terms, such term or provision is inapplicable or is altered); provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in this Section 11.

         11.1 Adjustment of Awards and Authorized Stock. The terms of an Award, the number of shares of Stock authorized pursuant to Paragraph 2.1 for issuance under the Plan, and the number of shares authorized pursuant to Paragraph 5.2 for issuance under Awards to Non-employee Directors, shall be subject to adjustment from time to time in accordance with the following provisions:

                  (a) If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 2.1 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award (including the number of shares to be granted pursuant to Paragraph 5.2) shall be increased proportionately, and
         (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

                  (b) If at any time or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 2.1 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted,
         (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award (including the number of shares to be granted pursuant to Paragraph 5.2) shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock

         (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

                  (c) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Paragraph 11.1, the Committee shall promptly prepare and provide to each Holder a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash or property purchasable subject to each Award after giving effect to the adjustments.

                  (d) Adjustments under subparagraph 11.1(a) and (b) and Paragraph 11.23 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

         11.2 Termination of Employment. Subject to the last sentence of Paragraph 10.1 (if applicable), if a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated for any reason other than Normal Retirement or that Holder's death or Disability (hereafter defined), then the following provisions shall apply to all Awards held by that Holder that were granted because that Holder was an Employee:

                  (a) If the termination is by the Holder's employer, then Performance Units held by that Holder that have not become payable at the time of termination shall be null and void and that portion, if any, of any and all other Awards held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) and the portion of any Award that is exercisable but has not been exercised as of the time of the termination shall become null and void as of the time of the termination.

                  (b) If such termination is by the Holder, then Performance Units held by that Holder that have not become payable at the time of termination shall be null and void and that portion, if any, of any and all other Awards held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the time of the termination shall become null and void as of the time of the termination. With respect to any Option or Stock Appreciation Right that survives the termination of employment, the Award shall terminate on the earlier of:

                          (i)      the termination of the term of the Award or

                          (ii) (A) one month after the date of termination of the Holder's employment in the case of a Nonstatutory Option or a Stock Appreciation Right that is granted in tandem with a Nonstatutory Option or was not granted in tandem with an Option; and (B) three months after the date of termination of the Holder's employment in the case of an Incentive Option or a Stock Appreciation Right granted in tandem with an Incentive Option.

         11.3 Other Loss of Eligibility. If a Holder is an Eligible Individual because the Holder is serving in a capacity other than as an Employee and if that capacity is terminated for any reason other than the Holder's death, then Performance Units held by that Holder that have not become payable at the time of termination shall be null and void and that portion, if any, of any and all Awards held by the Holder that were granted because of that capacity which are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all of the Awards held by the Holder that are exercisable as of the date of the termination shall survive the termination for one month.

         11.4 Death. Upon the death of a Holder, then any and all restrictions on Restricted Stock Awards held by the Holder shall lapse, and that portion, if any, of any and all Options and Stock Appreciation Rights held by that Holder that are not yet exercisable shall become null and void as of the time of death; provided, however, that the portion, if any, of Options or Stock Appreciation Rights held by the Holder that are exercisable as of the date of death shall be exercisable by that Holder's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) 12 months following the date of the Holder's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void. With respect to any Performance Unit held by the Holder for which the Performance Period has not expired at the time of the Holder's death, if the performance objectives are achieved at the end of the Performance Period the Corporation shall pay to the estate of the Holder a pro rata portion of the Stock or cash payable upon achievement of the performance objectives based on the portion of time expired in the Performance Period before the Holder's death, the degree of completion of the performance objectives before the Holder's death, or any other basis that the Committee deems appropriate, in its sole discretion. Such payment will be made in the time and manner as would have occurred if the Holder had not died before expiration of the Performance Period. Except as expressly provided in this Section 11.4, all Awards held by a Holder shall be null and void upon and after the death of the Holder.

         11.5 Retirement. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Normal Retirement, then that portion, if any, of any and all Awards other than Performance Units held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the time of termination shall become null and void as of the time of the termination. With respect to any Option or Stock Appreciation Right that survives the termination because of Normal Retirement, the Award shall terminate on the earlier of:

                  (a)     the termination of the term of the Award or

                  (b) (i) 36 months after the date of the Holder's termination for Normal Retirement in the case of a Nonstatutory Option or a Stock Appreciation Right that is granted in tandem with a Nonstatutory Option or was not granted in tandem with an Option; and
         (ii) three months after the date of termination of the Holder's employment for Normal Retirement in the case of an Incentive Option or a Stock Appreciation Right granted in tandem with an Incentive Option.

With respect to any Performance Unit held by the Holder for which the Performance Period has not expired at the time of the Holder's termination for Normal Retirement, if the performance objectives are achieved at the end of the Performance Period the Corporation shall pay to the Holder a pro rata portion of the Stock or cash payable upon achievement of the performance objectives based on the portion of time expired in the Performance Period before the Holder's termination, the degree of completion of the performance objectives before the Holder's termination, or any other basis that the Committee deems appropriate, in its sole discretion. Such payment will be made in the time and manner as would have occurred if the Holder had not terminated employment for Normal Retirement before expiration of the Performance Period.

         11.6 Disability. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Disability, then any and all restrictions on Restricted Stock Awards held by the Holder shall lapse and that portion, if any, of any and all Options and Stock Appreciation Rights held by that Holder that are not yet exercisable shall become null and void as of the time of termination for Disability. With respect to any portion of an Option or Stock Appreciation Right that survives the termination because of Disability, that portion of the Award shall be exercisable by the Holder, the Holder's guardian or legal representative and shall terminate on the earlier of:

                  (a)     the termination of the term of the Award or

                  (b) (i) 36 months after the date of the Holder's termination for Disability in the case of a Nonstatutory Option or a Stock Appreciation Right that is granted in tandem with a Nonstatutory Option or was not granted in tandem with an Option; and (ii) 12 months after the date of termination of the Holder's employment for Disability in the case of an Incentive Option or a Stock Appreciation Right granted in tandem with an Incentive Option.

With respect to any Performance Unit held by the Holder for which the Performance Period has not expired at the time of the Holder's termination for Disability, if the performance objectives are achieved at the end of the Performance Period the Corporation shall pay to the Holder a pro rata portion of the Stock or cash payable upon achievement of the performance objectives based on the portion of time expired in the Performance Period before the Holder's termination, the degree of completion of the performance objectives before the Holder's termination, or any other basis that the Committee deems appropriate, in its sole discretion. Such payment will be made in the time and manner as would have occurred if the Holder's employment had not been terminated for Disability before expiration of the Performance Period. "Disability" shall have the meaning given it in the employment agreement of the Holder; provided, however, that if that Holder has no employment agreement or such term is not defined in the employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Corporation, the Holder is unable to continue performing the duties the Holder performed before such impairment and that impairment or condition is cited by the Corporation as the reason for termination of the Holder's employment.

         11.7 Leave of Absence. With respect to an Award, the Committee may, in its sole discretion, determine that any Holder who is on leave of absence for any reason will be considered to still be in the employ of the Corporation.

         11.8 Transferability of Awards. An Award requiring exercise shall be exercisable during a Holder's lifetime only by that Holder or by that Holder's guardian or legal representative. An Award shall not be transferrable other than by will or the laws of descent and distribution.

         11.9 Forfeiture and Restrictions on Transfer. Each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award or otherwise and may also provide for those restrictions on the transferability of shares of the Stock acquired pursuant to an Award or otherwise that the Committee in its sole and absolute discretion may deem proper or advisable. The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Subsidiaries for a specified period of time. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and stockholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Award Agreement or a subsequent holder of the shares of Stock who is bound by that Award Agreement.

         11.10 Delivery of Certificates of Stock. Subject to Paragraph 11.11, the Corporation shall promptly issue and deliver a certificate representing the number of shares of Stock as to which (a) an Option has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price and any tax withholding as may be requested; (b) a Stock Appreciation Right has been exercised and upon receipt by the Corporation of any tax withholding as may be requested; (c) restrictions have lapsed with respect to a Restricted Stock Award and upon receipt by the Corporation of any tax withholding as may be requested; and (d) performance objectives have been achieved during a Performance Period relating to a
Performance Unit for Stock.   The value of the shares of Stock, cash or notes
transferable because of an Award under the Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Agreement. If a Holder is entitled to receive certificates representing Stock received for more than one form of Award under the plan separate Stock certificates shall be issued with respect to each such Award and for Incentive Options and Nonstatutory Stock Options separately.

         11.11 Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, at the time of any grant or vesting of a Stock Award, or grant or settlement of a Performance Unit, the Corporation may, as a condition precedent to the exercise of that Option or Stock Appreciation Right, grant or vesting of the Stock Award, or grant or settlement of the Performance Unit, require from the Holder of the Award (or in the event of the Holder's death, the Holder's legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, the Holder's legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

         11.12 Certain Directors and Officers. All Awards Agreements for Holders who are directors or officers of the Corporation or any Subsidiary and who are subject to Section 16(b) of the Exchange Act shall be deemed to include such additional limitations, terms, and provisions as Rule 16b-3 then requires unless the Committee determines that any such Award should not comply with the requirements of Rule 16b-3. Unless the Committee determines that an Award to an Executive Officer is not intended to qualify for the exemption for performance-based compensation under section 162(m) or unless the requirements of section 162(m) change, (i) the maximum payment to the Executive Officer for Awards granted in one fiscal year shall be 300 percent of the Executive Officer's base salary on the first day of the fiscal year of the Corporation in which the Awards are granted, (ii) an Award that will be settled in Stock shall have a base value equal to the Fair Market Value of a share of Stock on the Date of Grant of the Award, (iii) the period over which the performance objectives of the Award must be satisfied shall not be shorter than six months, (iv) the performance objectives applicable to an Award for an Executive Officer shall be based on one or more of the Stockholder Approved Standards; and (v) the Award shall be subject to any additional requirement of section 162(m).

         11.13 Securities Act Legend. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act.

         11.14 Legend for Restrictions on Transfer. Each certificate representing shares issued to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability contained in this Paragraph 11.14, such as:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN INSTRUMENT ENTITLED "DELL COMPUTER CORPORATION INCENTIVE PLAN" AS ADOPTED BY DELL COMPUTER CORPORATION (THE "CORPORATION") ON JUNE 22, 1994, AND AN AGREEMENT THEREUNDER BETWEEN THE CORPORATION AND (HOLDER) DATED ______________________, _____, AND MAY NOT BE TRANSFERRED, SOLD, OR
         OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH INSTRUMENT AND AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         11.15 Rights as a Stockholder. A Holder shall have no right as a stockholder with respect to any shares covered by the Holder's Award until a certificate representing those shares is issued in the Holder's name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by the Award Agreement, Section 10, Paragraph 11.1 or Paragraph 11.23. Nevertheless, dividends and dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Stock or units of Stock.

         11.16 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         11.17 Obligation to Exercise. The granting of an Award hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.

         11.18 Adjustments to Awards. Subject to the general limitations set forth in Sections 6, 7, and 10 and Paragraphs 11.1 and 11.23, the Committee may make any adjustment in the exercise price of, the number of shares subject to or the terms of a Nonstatutory Option or Stock Appreciation Right by cancelling an outstanding Nonstatutory Option or Stock Appreciation Right and regranting a Nonstatutory Option or Stock Appreciation Right. Such adjustment shall be made by amending, substituting or regranting an outstanding Nonstatutory Option or Stock Appreciation Right. Such amendment, substitution or regrant may result in terms and conditions that differ from the terms and conditions of the original Nonstatutory Option or Stock Appreciation Right. Except as provided in this Plan or the applicable Award Agreement, the Committee may not, however, impair the rights of any Holder to previously granted Nonstatutory Options or Stock Appreciation Rights without that Holder's consent. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant.

         11.19 Remedies. The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Award Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

         11.20 Information Confidential. As partial consideration for the granting of each Award hereunder, the Holder shall agree with the Corporation that the Holder will keep confidential all information and knowledge that the Holder has relating to the manner and amount of the Holder's participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Holder, as a factor militating against the advisability of granting any such future Award to that individual.

         11.21 Consideration. No Option or Stock Appreciation Right shall be exercisable, no restriction on any Restricted Stock Award shall lapse, and no Performance Unit shall be settled in Stock with respect to a Holder unless and until the Holder shall have paid cash or property to, or performed services for, the Corporation or any of its Subsidiaries that the Committee believes is equal to or greater in value that the par value of the Stock subject to such Award.

         11.22    Deferral of Payment.

                  (a) Deferral Opportunity. The Committee, in its sole discretion, may permit a Holder to defer receipt of all or part of a payment of a cash or Stock in connection with an Award. Such Deferral must satisfy all conditions prescribed by the Committee, including but not limited to the period during which the Holder must request such deferral.

                  (b) Measurement of Deferred Payments. Payments deferred shall be recorded in a bookkeeping account maintained by the Corporation. The value of such payments shall be adjusted to reflect the performance of any measurement standard (including the price of Stock) prescribed by the Committee or, in the discretion of the Committee, elected by the Participant.

                  (c) Payment of Deferred Payments. The value of payments deferred under this Paragraph 11.22 shall be paid to the Holder or the Holder's beneficiary in one or more payments made or commencing on the date specified by the Holder with the consent of the Committee; provided, however, that all such payments shall be subject to the following conditions:

                       (i) All payments unpaid at the time of a Holder's Death or Disability shall be paid in a single sum as soon as practicable after the Committee's receipt of notice of such death or Disability, subject to offset for any obligations of the Holder to the Corporation;

                      (ii) Payments must commence no later than 90 days after the termination of the Holders' services for the Corporation; and

                     (iii) Installment payments shall be made no less frequently than annually and over a period which does not exceed 10 years.

                  (d) Plan Remains Unfunded. Notwithstanding any deferral under this Paragraph 11.22, the Plan shall remain unfunded, as described in Paragraph 13.7.

         11.23 Restructure. Unless the provisions of Section 10 apply to the Award, if a Restructure should occur at the option of the Committee, the Corporation may (but shall not be required to) take any one or more of the following actions:

                  (a) grant each Holder of an Option corresponding Stock Appreciation Rights;

                  (b) accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding Stock Appreciation Rights and Options so as to provide that those Stock Appreciation Rights and Options shall be exercisable before, upon, or after the completion of the Restructure;

                  (c) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award so that the Stock subject to that Awards shall be owned by the Holder without restriction or risk of forfeiture;

                  (d) if the Restructure is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable; or

                  (e) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in the Section governing the particular form of Award, in an amount equal to:

                          (i) for Options and Stock Appreciation Rights granted in connection with Options, the excess of (A) the Fair Market Value, determined as of a date immediately preceding the completion of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (B) the Exercise Price for that number of shares of Stock;

                          (ii) for Stock Appreciation Rights not granted in connection with an Option, the excess of (A) the Fair Market Value, determined as of a date immediately preceding the completion of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (B) the SAR Exercise Price of the number of shares of Stock;

                          (iii) for Restricted Stock Awards, the Fair Market Value, determined as of a date immediately preceding the completion of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed; and

                          (iv) for Performance Units, the amount per Performance Unit as the Committee in its sole discretion may determine (which may be zero dollars).

The Corporation shall promptly notify each affected Holder of any election or action taken by the Corporation under this Paragraph 11.23. In the event of any election or action taken by the Corporation pursuant to this Paragraph
11.23 that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee. The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Corporation and the Committee under this Paragraph 11.23, including, without limitation, any redemption of an Award as of the completion of a Restructure. Any cash payment to be made by the Corporation pursuant to this Paragraph 11.23 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the completion of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the completion. If all or any portion of an outstanding Award is to be exercised or accelerated to upon or after the completion of a Restructure that is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of the Award shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the completion of the Restructure).

SECTION 12.  DURATION AND AMENDMENT OF PLAN

         12.1 Duration. No Awards may be granted hereunder after the date that is ten years from the Effective Date.

         12.2 Amendment. The Board of Directors may, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions from that Section in the regulations thereunder, the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the regulations promulgated under the Code or ERISA. The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Corporation or the Plan or for any other purpose permitted by law. The Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding to (a) increase materially the aggregate number of shares of Stock that may be issued under the Plan (except for adjustments pursuant to Section 10 and Paragraphs 11.1 and 11.23 of the
Plan), (b) increase materially the benefits accruing to Eligible Individuals under the Plan, or (c) modify materially the requirements about eligibility for participation in the Plan; provided, however, that such amendments may be made without the consent of stockholders of the Corporation if changes occur in law or other legal requirements (including Rule 16b-3) that would permit otherwise. The provisions in Section 5 shall not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules under the Code or ERISA.

SECTION 13.  GENERAL

         13.1 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Awards shall be used for general corporate purposes.

         13.2 Right of the Corporation and Subsidiaries to Terminate Employment. Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the Holder's employment any time.

         13.3 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

         13.4 Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Employees. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         13.5 Exclusion From Pension and Profit-Sharing Compensation. By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

         13.6 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to the Holder's legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         13.7 Unfunded Plan. Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan. Any liability of the Corporation to any Holder with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

         13.8 No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

         13.9 Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the

Corporation or its Subsidiaries; provided, however, the Corporation or a Subsidiary may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Corporation to enforce its rights under this Plan.

         13.10 Corporation Records. Records of the Corporation or its Subsidiaries regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         13.11 Information. The Corporation and its Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

         13.12 No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or the Holder's legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

         13.13 Corporation Action. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

         13.14 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Individuals who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board of Directors or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

         13.15 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the of the date on which it is personally delivered or, if earlier (only for notices to Holders), on the third Business Day after it is deposited in the United States mail, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith, whether such notice is actually received or not. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or the Holder had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and the Holder's address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

         13.16 Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

         13.17 Successors. The Plan shall be binding upon the Holder, the Holder's legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

         13.18 Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         13.19 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         13.20 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

         IN WITNESS WHEREOF, Dell Computer Corporation, acting by and through its officer hereunto duly authorized, has executed this instrument and certifies that its Effective Date is the 22nd day of June, 1994.


                              DELL COMPUTER CORPORATION



                              By:  /s/ Michael S. Dell
                                Name:  Michael S. Dell
                                Title: Chief Executive Officer

                                    ANNEX A

                           DELL COMPUTER CORPORATION
                                 INCENTIVE PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT
              (ANNUAL) (INITIAL) AWARD FOR NON-EMPLOYEE DIRECTORS


To:  __________________________           Date of Grant:  _____________________

Number of Shares:                         Exercise Price Per Share:  __________

DELL COMPUTER CORPORATION, a Delaware corporation (the "Corporation"), is pleased to grant you a Nonstatutory Option (the "Option") to purchase shares of the Corporation's common stock, par value $.01 per share. The number of shares subject to this Option and the exercise price per share are stated above. This Option is granted under Paragraph 5.2 of the Dell Computer Corporation Incentive Plan dated June 22, 1994 (the "Plan") and is governed by the terms of the Plan. All terms having their initial letters capitalized have the meaning given them in the Plan unless otherwise defined in this Agreement or unless the context requires otherwise.

THIS OPTION IS NOT BINDING ON THE CORPORATION UNTIL YOU COMPLETE YOUR ADDRESS FOR NOTICE IN PARAGRAPH 7, SIGN THIS DOCUMENT, AND RETURN IT TO THE CORPORATION'S HUMAN RESOURCES DEPARTMENT.

         1. Vesting and Exercisability. This Option will vest and will be exercisable at the times and with respect to the number of shares of Stock indicated as follows:

    Option Exercisable On and After:                Number of shares of Stock as to
    -------------------------------                 which the Option may be exercised
                                                    ---------------------------------
         ____________, ____                         _____ shares of Stock

         ____________, ____                         _____ additional shares of Stock

         ____________, ____                         _____ additional shares of Stock

         ____________, ____                         _____ additional shares of Stock

         ____________, ____                         _____ additional shares of Stock

In accordance with the preceding schedule, the Option may be exercised, from time to time, in whole or in part.

         2. Method of Exercise. The Option shall be exercisable only by written or recorded electronic notice of exercise delivered to the Corporation's Human Resources Department or designee, in accordance with instructions generally applicable to all optionholders, during the term of the Option. The notice must (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by you (or by your legal representative, legatee, or distributee in the case of your death or by your guardian or legal representative in case of your disability),
(c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised (unless you have provided for the payment of such Exercise Price pursuant to Paragraph 6.8 of the Plan (regarding cashless exercises)), and (d) be accompanied by the amount that the Corporation is required to withhold for federal income or other tax purposes (unless you have provided for the payment of such taxes to the Corporation pursuant to Paragraph 6.8 of the Plan (regarding cashless exercises)). The Option shall not be deemed to have been exercised unless all of these requirements are satisfied.

         3. Duration. The Option will terminate on the earliest of (a) 11:59 p.m., central time, on the date ten years from the Date of Grant; (b) immediately when you cease to be a director of the Corporation, if the Board of Directors of the Corporation demands or requests your resignation from the Board of Directors; (c) 11:59 p.m., central time, on the date 90 days after you cease to be a director of the Corporation for any reason other than the reasons specified in the preceding clause (b) or the following clause (d); or (d) 11:59 p.m., central time, on the date one year after you cease to be a director because of your death or Disability. In this Option, "Disability" means a physical or mental impairment of sufficient severity such that, in the opinion of a physician selected by the Corporation (which may be your physician or any other physician), you are unable to continue to serve as a director of the Corporation and that in fact results in the cessation of your service.

         4. Transferability. This Option is not transferrable other than by will or the laws of descent and distribution.

         5. Rights as a Stockholder. You will have no right as a stockholder with respect to any shares subject to this Option until a certificate representing those shares is issued in your name. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Paragraph 11.1 or Paragraph 11.23 of the Plan.

         6. Incorporation of Plan. The following terms and provisions of the Plan are hereby expressly incorporated herein and made a part of this Agreement and shall be applicable for all purposes under this Agreement with any necessary changes in points of detail.

                  a. The terms and provisions contained in Paragraph 11.1 of the Plan (concerning adjustment of the Exercise Price and the number of shares of Stock subject to the Option upon certain events).

                  b. The terms and provisions contained in Paragraph 11.10 of the Plan (concerning delivery of certificates of Stock to you upon exercise of the Option).

                  c. The terms and provisions contained in Paragraph 11.11 of the Plan (concerning conditions to the delivery of the certificates of Stock upon compliance with applicable securities laws).

                  d. The terms and provisions contained in Paragraph 11.12 of the Plan (concerning terms of the Option by persons subject to Section 16(b) of the Exchange Act).

                  e. The terms and provisions contained in Paragraph 11.16 of the Plan (concerning certain information to be furnished by you to the Corporation).

                  f. The terms and provisions contained in Paragraph 11.17 of the Plan (concerning that you are under no obligation to exercise the Option).

                  g. The terms and provisions contained in Paragraph 11.19 of the Plan (concerning remedies available to the Corporation in connection with the enforcement of the terms and provisions of this Agreement).

                  h. The terms and provisions contained in the last sentence of Paragraph 11.23 of the Plan (concerning a Restructure of the Corporation).

                  i. The terms and provisions contained in Section 12 of the Plan (concerning duration and amendment of the Plan and the Agreement).

                  j. The terms and provisions contained in Section 13 of the Plan (concerning general matters relating to the Plan).

         7. Notice. For purposes of notice hereunder, which shall be given in accordance with Paragraph 13.15 of the Plan, the Corporation, the Committee, and you agree that any notices shall be given to the Corporation or you at the following addresses:

Corporation or            Dell Computer Corporation
Committee:


                          Att'n:  Human Resources Department
                                    Option Notice


You:




The Corporation or you may change the address previously specified for receiving notices at any time and from time to time by written notice to the other in accordance with Paragraph 13.15 of the Plan.


DELL COMPUTER CORPORATION                  DIRECTOR



By:_________________________________       _________________________________
Name:

                                    ANNEX B

                           DELL COMPUTER CORPORATION
                                 INCENTIVE PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT
                   RETAINER AWARD FOR NON-EMPLOYEE DIRECTORS


To:  ____________________                   Date of Grant:  ___________________

Number of Shares:  ______________           Exercise Price Per Share:  ________

DELL COMPUTER CORPORATION, a Delaware corporation (the "Corporation"), is pleased to grant you a Nonstatutory Option (the "Option") to purchase shares of the Corporation's common stock, par value $.01 per share. The number of shares subject to this Option and the exercise price per share are stated above. This Option is granted under Paragraph 5.5 of the Dell Computer Corporation Incentive Plan dated June 22, 1994 (the "Plan") and is governed by the terms of the Plan. All terms having their initial letters capitalized have the meaning given them in the Plan unless otherwise defined in this Agreement or unless the context requires otherwise.

THIS OPTION IS NOT BINDING ON THE CORPORATION UNTIL YOU COMPLETE YOUR ADDRESS FOR NOTICE IN PARAGRAPH 7, SIGN THIS DOCUMENT, AND RETURN IT TO THE CORPORATION'S HUMAN RESOURCES DEPARTMENT.

         1. Vesting and Exercisability. This Option will vest and will be exercisable at the times and with respect to the number of shares of Stock indicated as follows:

    Option Exercisable On and After:                Number of shares of Stock as to
    -------------------------------                 which the Option may be exercised
                                                    ---------------------------------
         ____________, ____                         _____ shares of Stock

         ____________, ____                         _____ additional shares of Stock

         ____________, ____                         _____ additional shares of Stock

         ____________, ____                         _____ additional shares of Stock

         ____________, ____                         _____ additional shares of Stock

In accordance with the preceding schedule, the Option may be exercised, from time to time, in whole or in part.

         2. Method of Exercise. The Option shall be exercisable only by written or recorded electronic notice of exercise delivered to the Corporation's Human Resources Department or designee, in accordance with instructions generally applicable to all optionholders, during the term of the Option. The notice must (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by you (or by your legal representative, legatee, or distributee in the case of your death or by your guardian or legal representative in case of your disability),
(c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised (unless you have provided for the payment of such Exercise Price pursuant to Paragraph 6.8 of the Plan (regarding cashless exercises)), and (d) be accompanied by the amount that the Corporation is required to withhold for federal income or other tax purposes (unless you have provided for the payment of such taxes to the Corporation pursuant to Paragraph 6.8 of the Plan (regarding cashless exercises)). The Option shall not be deemed to have been exercised unless all of these requirements are satisfied.

         3. Duration. The Option will terminate on 11:59 p.m., central time, on the date ten years from the Date of Grant.

         4. Transferability. This Option is not transferrable other than by will or the laws of descent and distribution.

         5. Rights as a Stockholder. You will have no right as a stockholder with respect to any shares subject to this Option until a certificate representing those shares is issued in your name. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Paragraph 11.1 or Paragraph 11.23 of the Plan.

         6. Incorporation of Plan. The following terms and provisions of the Plan are hereby expressly incorporated herein and made a part of this Agreement and shall be applicable for all purposes under this Agreement with any necessary changes in points of detail.

                  a. The terms and provisions contained in Paragraph 11.1 of the Plan (concerning adjustment of the Exercise Price and the number of shares of Stock subject to the Option upon certain events).

                  b. The terms and provisions contained in Paragraph 11.10 of the Plan (concerning delivery of certificates of Stock to you upon exercise of the Option).

                  c. The terms and provisions contained in Paragraph 11.11 of the Plan (concerning conditions to the delivery of the certificates of Stock upon compliance with applicable securities laws).

                  d. The terms and provisions contained in Paragraph 11.12 of the Plan (concerning terms of the Option by persons subject to Section 16(b) of the Exchange Act).

                  e. The terms and provisions contained in Paragraph 11.16 of the Plan (concerning certain information to be furnished by you to the Corporation).

                  f. The terms and provisions contained in Paragraph 11.17 of the Plan (concerning that you are under no obligation to exercise the Option).

                  g. The terms and provisions contained in Paragraph 11.19 of the Plan (concerning remedies available to the Corporation in connection with the enforcement of the terms and provisions of this Agreement).

                  h. The terms and provisions contained in the last sentence of Paragraph 11.23 of the Plan (concerning a Restructure of the Corporation).

                  i. The terms and provisions contained in Section 12 of the Plan (concerning duration and amendment of the Plan and the Agreement).

                  j. The terms and provisions contained in Section 13 of the Plan (concerning general matters relating to the Plan).

         7. Notice. For purposes of notice hereunder, which shall be given in accordance with Paragraph 13.15 of the Plan, the Corporation, the Committee, and you agree that any notices shall be given to the Corporation or you at the following addresses:

Corporation or            Dell Computer Corporation
Committee:


                          Att'n:  Human Resources Department
                                    Option Notice


You:



The Corporation or you may change the address previously specified for receiving notices at any time and from time to time by written notice to the other in accordance with Paragraph 13.15 of the Plan.


DELL COMPUTER CORPORATION                  DIRECTOR



By:_________________________________       __________________________________
Name: